UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2021 (February 12, 2021)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)	(IRS Employer Identification No.)

9137 Ridgeline Boulevard, Suite 135

Highlands Ranch, Colorado 80129

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 908-4867

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On February 12, 2021, Vivos Therapeutics, Inc. (the “Company”) entered into a Licensing, Distribution, and Marketing Agreement (the “Agreement”) with MyCardio, LLC (“MyCardio”) pursuant to which the Company shall distribute MyCardio’s ring recorder devices (“Products”) and market MyCardio’s SleepImage System (the “Services”) under the Company’s proprietary white-labeled brand name “VivoScoreTM, powered by SleepImage.” VivoScore is a comprehensive home sleep apnea test (“HSAT”) that incorporates proprietary cardiopulmonary coupling (“CPC”) technology (the “SleepImage System”) developed by MyCardio under licensed patents from Beth Israel Deaconess Medical Center in Boston, Massachusetts.

The SleepImage System has Food and Drug Administration (“FDA”) clearance as Software as a Medical Device (“SaMD”) to establish sleep quality for patients and is intended to aid healthcare professionals in the diagnosis and management of sleep disordered breathing (“SDB”) including obstructive sleep apnea (“OSA”) and facilitate clinical case management for children, adolescents and adults with SDB.

The Agreement is exclusive to the Company with respect to white labeling of VivoScore in the Sleep Dentistry Market (defined generally as licensed healthcare practitioners that practice general dentistry or any sub-specialty thereof) within the United States and Canada (the “Territories”), subject to minimum performance requirements. Under the Agreement, any white labeled use of the Products and Services by the Company must disclose in a clear and conspicuous manner that the Services are “Powered by SleepImage” and that use is subject to regulatory clearances for the SleepImage System in the Territories. The Company may also, on a non-exclusive basis, distribute the Products and market the Services to licensed healthcare practitioners outside the Sleep Dentistry Market in the Territories.

The Products are used for capturing the specific input signals necessary for the SleepImage System software to process. The Company will purchase Products from MyCardio and in turn distribute them to healthcare practitioners within the Territories.

The Company will market the SleepImage System broadly to licensed healthcare practitioners, including the Company’s Vivos Integrated Practices (“VIPs”) and offer training in the use of VivoScore and the SleepImage System for a fee. End Users who are independent dentists not already affiliated with the Company may eventually become enrollees in the VivoScore program by signing up as a VIP. MyCardio has agreed to refer licensed healthcare practitioners in the Sleep Dentistry Market seeking SleepImage System training to the Company.

The Agreement has an initial term of two (2) years and is subject to automatic one (1) year extensions, subject to the right of the parties to terminate the agreement prior to an extension. Either party also has the right to terminate the agreement (subject to applicable notice and cure periods) for customary matters such as breach of the Agreement or bankruptcy of a party. MyCardio also has the right to terminate the agreement under certain other circumstances, including a change of control of the Company.

On February 16, 2021, the Company issued a press release regarding VivoScore and the Agreement, which press release is filed as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 16, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 19, 2021	VIVOS THERAPEUTICS, INC.

	By:	/s/ R. Kirk Huntsman
	Name:	R. Kirk Huntsman
	Title:	Chief Executive Officer